CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 27, 2024, relating to the financial statements and financial highlights of Monongahela All Cap Value Fund, a series of Forum Funds, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Other Fund Service Providers” and “Financial Statements” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania August 23, 2024